Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-208384) pertaining to the Mimecast Limited 2007 Key Employee Share Option Plan, the Mimecast Limited 2010 EMI Share Option Scheme, the Mimecast Limited Approved Share Option Plan, the Mimecast Limited 2015 Share Option and Incentive Plan, and the Mimecast Limited 2015 Employee Share Purchase Plan, and

(2)	Registration Statements (Form S-8 Nos. 333-218286, 333-225260, 333-231792 and 333-238622) pertaining to the Mimecast Limited 2015 Share Option and Incentive Plan;

of our reports dated May 27, 2021, with respect to the consolidated financial statements of Mimecast Limited and the effectiveness of internal control over financial reporting of Mimecast Limited included in this Annual Report (Form 10-K) of Mimecast Limited for the year ended March 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 27, 2021